Exhibit 11
                                 (Page 1 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                   (in thousands - except per share amounts)



                                         Three months              Six months
                                      ended December 31,      ended December 31,
                                      -----------------       ------------------
                                      1994          1993      1994          1993
                                      ----          ----      ----          ----
COMPONENTS OF PRIMARY NET INCOME
 PER COMMON SHARE:

  Income before extraordinary loss  $  11,842   $  16,392  $  26,916   $  32,764

  Extraordinary loss .............     (4,493)       --       (4,493)         --
                                    ---------   ---------  ---------   ---------

  Net income .....................  $   7,349   $  16,392  $  22,423   $  32,764
                                    =========   =========  =========   =========

  Average common shares outstanding
    during the period ............     22,021      21,905     22,016      21,872

  Average treasury shares held
    during the period ............       (801)         --       (500)         --

  Common shares issuable with
    respect to common equivalents
    for stock options ............        229         257        235         225
                                    ---------   ---------  ---------   ---------

  Average common and common
    equivalent shares outstanding      21,449      22,162     21,751      22,097
                                    =========   =========  =========   =========

  Primary earnings per share:

    Income before extraordinary loss  $  0.55      $ 0.74    $  1.24      $ 1.48

    Extraordinary loss ............     (0.21)         --      (0.21)        --
                                       ------       -----     ------       -----

    Net income ....................   $  0.34      $ 0.74    $  1.03      $ 1.48
                                       ======       =====     ======       =====


                                   Exhibit 11
                                 (Page 2 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                   (in thousands - except per share amounts)


                                         Three months           Six months
                                      ended December 31,     ended December 31,
                                      -----------------      ------------------
                                      1994        1993        1994        1993
                                      ----        ----        ----        ----
COMPONENTS OF FULLY DILUTED NET
 INCOME PER COMMON SHARE:

Income before extraordinary loss .  $  11,842   $  16,392  $  26,916   $  32,764

Extraordinary loss ...............     (4,493)         --     (4,493)         --
                                                ---------  ---------   ---------
Net income .......................  $   7,349   $  16,392  $  22,423   $  32,764
                                    =========   =========  =========   =========
Average common shares outstanding
  during the period ..............     22,021      21,905     22,016      21,872

Average treasury shares held
  during the period ..............       (801)         --       (500)         --

Common shares issuable with
  respect to common equivalents
  for stock options ..............        268         289        267         290
                                    ---------   ---------  ---------   ---------

Average common and common
  equivalent shares outstanding ..     21,488      22,194     21,783      22,162
                                    =========   =========  =========   =========

Fully diluted earnings per share:

  Income before extraordinary loss  $    0.55   $    0.74  $    1.24   $    1.48

  Extraordinary loss .............      (0.21)         --      (0.21)         --
                                    ---------   ---------  ---------   ---------

  Net income .....................  $    0.34   $    0.74  $    1.03   $    1.48
                                    =========   =========  =========   =========

